Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113660 on Form S-8 of our report dated June 23, 2009, relating to the financial statements and financial statement schedules of the Allegheny Energy Employee Stock Ownership and Savings Plan, appearing in this Annual Report on Form 11-K of the Allegheny Energy Employee Stock Ownership and Savings Plan for the year ended December 29, 2008 and the two-day period ended December 31, 2008.

Deloitte & Touche LLP

Pittsburgh, Pennsylvania

June 23, 2009

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